UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

TITAN IRON ORE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 N. Campbell Ave., Suite 110, Tucson AZ 85719
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (520) 989-0020

4320 – 196 Street, S.W., #111, Lynwood, WA 98036-6754
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	4
Item 1.01 - Entry into a Material Definitive Agreement.	5
Item 2.01 - Completion of Acquisition or Disposition of Assets	9
FORM 10 INFORMATION	9
BUSINESS	9
Overview	9
Wyoming Complex Project, Albany County, Wyoming	10
Our Current Business	11
RISK FACTORS	12
Risks Associated with Mining	12
Risks Related to Our Company	16
Risks Associated with Our Common Stock	17
Risks Relating to the Early Stage of our Company and Ability to Raise Capital	18
DESCRIPTION OF PROPERTIES	19
Principal Office	19
Mineral Properties	19
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22
Overview	22
Results of Operations	23
Liquidity and Capital Resources	24
Going Concern	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
Changes in Control	25
DIRECTORS AND EXECUTIVE OFFICERS	25
Business Experience	25
Term of Office	27
Family Relationships	27
Involvement in Certain Legal Proceedings	27
EXECUTIVE COMPENSATION	28
Employment or Consulting Arrangements	29
Equity Awards	30
Director Compensation	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	30
Transactions with Related Persons, Promoters, and Certain Control Persons	30
Director Independence	30
LEGAL PROCEEDINGS	31
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	31
Market Information	31
Transfer Agent	31
Holders of Our Common Stock	31
Dividends	31
Securities Authorized for Issuance under Equity Compensation Plans	31
Recent Sales of Unregistered Securities	31

ii

DESCRIPTION OF SECURITIES	32
INDEMNIFICATION OF DIRECTORS AND OFFICERS	32
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
Item 5.01 - Changes in Control of Registrant	33
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	34
Item 5.06 - Changes in Shell Company Status.	34
Item 9.01 Financial Statements and Exhibits.	35
SIGNATURES	36

iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements.  Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations.  In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology.  Examples of forward-looking statements made in this report include statements about:

•	Our future exploration programs and results;

•	Our future capital expenditures; and

•	Our future investments in and acquisitions of mineral resource properties.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

•	risks and uncertainties relating to the interpretation of sampling results, the geology, grade and continuity of mineral deposits;

•	risks and uncertainties that results of initial sampling and mapping will not be consistent with our expectations;

•	risks and uncertainties that the mineral deposits will never constitute proven and probable reserves which can be developed and mined economically;

•
mining and development risks, including risks related to accidents, equipment breakdowns, labor disputes, permitting, or other unanticipated difficulties with or interruptions  and delays in development and production;

•
the potential for delays in exploration activities; risks related to the inherent uncertainty of cost estimates and the potential for unexpected costs and expenses in exploration, development and production which are beyond the capacity of our company to manage;

•	risks related to commodity price fluctuations;

•	the uncertainty of an unproven business plan and lack of. revenue generation and profitability based upon our limited history;

•	substantial risks inherent in the establishment of a new business venture since our company is at a very early stage

•	risks and uncertainties inherent in mineral exploration ventures which by their very nature face a high risk of business failure.

•
risks related to intense competition in the mineral exploration and exploitation industry which causes our company to have to compete with our company’s competitors for financing and for qualified managerial and technical employees.

•	risks related to the engagement of our company’s directors and officers in other business activities whereby they may not have sufficient time to attend to our company’s business affairs

•	risks related to failure to obtain adequate financing and additional capital on a timely basis and on acceptable terms for our planned exploration and development;

•	risks related to environmental regulation and liability, and the ability to secure governmental consents and approvals;

•	risks that the amounts reserved or allocated for environmental compliance, reclamation, post-closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;

•	risks related to tax assessments;

•	political and regulatory risks associated with mining exploration, development and production ; and

•	the risks in the section entitled “Risk Factors”.

Any of these risks could cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements contained in this report.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this report, the terms “we”, “us”, “our” and the “our company” mean Titan Iron Ore Corp. unless the context clearly indicates otherwise.

Item 1.01 - Entry into a Material Definitive Agreement.

Acquisition of Interest in Wyoming Complex Project, Albany County, Wyoming

Acquisition Agreement

Effective June 30, 2011 and in connection with the entry into an agreement (the “Acquisition Agreement”) with J2 Mining Ventures Ltd. (“J2 Mining”) dated June 13, 2011 and attached as Exhibit 10.1 to our Current Report on Form 8-K filed June 16, 2011, we completed the acquisition of a 100% right, title and interest in and to a property option agreement (the “Option Agreement”) from J2 Mining with respect to iron ore mineral properties located in Albany County, Wyoming (the “Wyoming Iron Complex”) by:

(a)
entering into an assignment of mineral property option agreement with J2 Mining and Wyomex LLC (the “Assignment Agreement”), whereby our company was assigned the 100% right, title and interest in and the Option Agreement from J2 Mining;

(b)	entering into an employment agreement with Andrew Brodkey as President and Chief Executive Officer of our company as described below;

(c)	entering into consulting agreements with Kriyah Consultants, LLC, Sage Associates, Inc. and J2 Mining as described below;

(d)	payment of $2,440 as reimbursement to J2 Mining for any direct out of pocket costs incurred by J2 Mining in acquiring the Option Agreement; and

(e)
causing our company’s affiliate shareholders to transfer a total of 18,000,000 fully-paid, non-assessable common shares in the capital of our company to J2 Mining and other persons as nominated by J2 pursuant to an affiliate stock purchase agreement described under Item 5.01 of this Current Report on Form 8-K.

The Option Agreement

The Option Agreement assigned to us from J2 Mining effective June 30, 2011, pursuant to the Assignment Agreement, was entered into on May 26, 2011 between J2 Mining and Wyomex LLC, pursuant to which Wyomex LLC, as optionor, granted to J2 Mining, as optionee, an exclusive right and option to acquire 100% undivided legal and beneficial interests in and to the Wyoming Iron Complex, consisting of certain unpatented lode mining claims, leased lands, and other interests in real property situated in Albany County, Wyoming. Pursuant to the Assignment Agreement, J2 Mining agreed to assign all its rights and interests in the property and the Option Agreement, and transfer all of its obligations under the Option Agreement to our company, and our company accepted and agreed to be bound by the terms of the Option Agreement.

The term of the option commenced on May 26, 2011 and initially extended until June 26, 2011, and may be extended for a maximum of six (6) successive one-month periods, at the sole election of our company, through notice to Wyomex LLC and tender of $5,000 from our company to Wyomex LLC for each of the first three (3) additional months and $15,000 for each additional month for months four (4) through six (6) as may be desired by us. The first $5,000 has been paid  by us to Wyomex.

Subject to the terms and conditions of a definitive agreement to be executed by both our company and Wyomex LLC and prior to the date of termination of the sixth and final extension, our company may elect to exercise the option at any time during the option term by giving Wyomex LLC written notice of such election. Upon receipt of such notice, the parties shall execute an asset purchase agreement, which assets will include the unpatented mining claims, fee lands, mineral leases, any geological reports, data, laboratory information related thereto, buildings, mining equipment located within the property, water rights, accesses and rights-of-way, and generally all rights and appurtenances which are directly connected with the mining and business activities of Wyomex LLC related to the property, all of which shall be delivered free and clear of all liens or other encumbrances.

We may exercise the option by paying a total purchase price of $7,000,000, which shall consist of the following components:

(a)	payment at closing of $85,000 as an initial payment;

(b)	any monies or consideration previously paid by J2 Mining to Wyomex LLC;

(c)
commencing six (6) months from the date of closing and after receipt of the initial payment, and every six (6) months thereafter, we shall pay Wyomex LLC, as advance minimum royalty, $62,500, as adjusted under the Option Agreement, until the commencement of commercial production from the property; and

(d)
at the commencement of commercial production from the property, the semi-annual advance minimum royalty shall convert to a 4.5% gross metal value royalty on iron ore and/or other mineral materials produced and sold from the property and, except for events of force majeure, in no event shall the production royalty paid to Wyomex LLC be less than $150,000 in any given calendar year;

“commencement of commercial production” as used in the Option Agreement is defined as the first quarter of production in which 4.5% of the metal values or gross proceeds from the sales of mineral materials derived from the property exceed the amount of the minimum advance royalty. Thereafter, the semi-annual royalty payments shall be the larger of the amount of minimum advance royalty or 4.5% of gross metal value or gross proceeds from sales of all mineral materials derived from the property.

Subsequent to the payment to and receipt by Wyomex LLC of the foregoing $7,000,000, the production royalty shall be reduced, and our company shall pay Wyomex LLC a gross metal value royalty of 1.5% for all iron product and/or other mineral materials minded and sold from the property.

Employment and Consulting Agreements

Employment Agreement – Andrew A. Brodkey

Effective June 30, 2011, we entered into an employment agreement with Andrew A. Brodkey to serve as President and Chief Executive Officer of our company for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Mr. Brodkey’s duties shall include the duties and responsibilities for our company’s corporate and administration offices and positions as set forth in our company’s and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Mr. Brodkey. Under the agreement, Mr. Brodkey receives monthly remuneration at a gross rate of $15,000 with such increases as our board of directors may approve. To the extent that benefit plans are implemented and made available to officers or employees of our company, Mr. Brodkey shall participate in employee incentive, bonus, pension, profit sharing, deferred compensation, stock appreciation or stock purchase, health, welfare and disability plans, or other benefit plans or other programs of our company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate.  Our company may terminate Mr. Brodkey’s employment prior to the end of his employment period by giving the Mr. Brodkey 60 days’ advance notice in writing.  If we terminate Mr. Brodkey’s employment prior to the end of his employment period for any reason other than cause or disability or if Mr. Brodkey terminates his employment for good reason, Mr. Brodkey shall be entitled to one (1) month’s severance pay for each one month of service up to a maximum of two (2) year’s wages, and we shall maintain all employee benefit plans and programs for the number of years remaining in the term of his employment in which he was entitled to immediately prior to the date of termination. If Mr. Brodkey, however, terminates his employment prior to the end of the employment period other than for good reason, Mr. Brodkey shall not be entitled to any severance and our company shall have no further liability to Mr. Brodkey. The employment agreement also contains a 12-month non-competition clause related to the iron ore exploration mining business and is construed and interpreted in accordance with the laws of the State of Arizona. He is also permitted under the terms of the employment agreement to pursue other business interests not in conflict with our company, including serving as CEO and a Director of the 3 other public companies identified in the following paragraph.

Andrew Brodkey is a mining engineer and a lawyer. He graduated with distinction with a B.S. in Mining Engineering from the University of Arizona in 1979. Mr. Brodkey earned a law degree, cum laude, from Creighton University in 1982. He worked at the Denver, Colorado law firm of Gorsuch, Kirgis, Campbell, Walker and Grover as an associate specializing in natural resources and environmental law from 1982 until 1987. Subsequently, Mr. Brodkey joined Magma Copper Company, a NYSE-traded mining company in 1987, where he held various positions, eventually succeeding to the role of Vice President and General Counsel in 1992. Following Magma’s acquisition by BHP in 1996, he remained in a senior legal position with BHP Copper Inc., and in 2000 moved to the position of Vice President, Business Development for BHP Copper. Following his departure from BHP in 2002, Mr. Brodkey held the position of Managing Director of the International Mining & Metals Group of CB Richard Ellis, Inc (“CBRE”), where he was responsible for creating and building the mining property practice of CBRE. Currently, Mr. Brodkey is the President, CEO and Director of Pacific Copper Corp, President, CEO and Director of Pan American Lithium Corp. and President and Director of Zoro Mining Corp. His is also the Manager of Kriyah Consultants LLC, which has a contractual relationship with our company as discussed below.

Consulting and Payroll Agreements with Kriyah Consultants LLC

Effective June 30, 2011, we entered into consulting agreements with Kriyah Consultants LLC, a company managed by Andrew Brodkey, whereby Kriyah will be paid a consulting fee of $2,500 per month to:

(e)	provide office space, office equipment, utilities, phones and furniture;

(f)	employ secretarial, bookkeeping, accounting, recordkeeping, legal compliance and related personnel;

(g)	advise our company regarding financial planning, corporate development, and corporate governance;

(h)	provide instructions and directions to our company’s legal counsel, accountants and auditors; and

(i)	ensure that all accounting records are maintained to meet generally accept accounting principals and quarterly and annual reports are prepared and filed to meet regulatory requirements.

The Kriyah agreement also provides that our company will reimburse Kriyah for its proportionate share of all expenses incurred with respect to the operation of the administration of our company, including but not limited to, our company’s allocable share of Kriyah’s office rent, office equipment, employee and contractor wages and benefits, phones and other office operational costs (such allocable share to be determined according to the number of like clients being serviced by Kriyah at its Tucson location). Also under this agreement, Kriyah will provide the services of Frank Garcia as CFO and Jodi Henderson as Corporate Secretary.

Frank Garcia from 2007 to the present has worked as Accounting Manager for Kriyah Consultants LLC providing accounting services for mining exploration companies. From 1997 to 2006, Mr. Garcia was employed in senior management positions by Misys PLC, a global software and solutions company serving customers in international banking and securities, international healthcare, and UK retail financial services. Prior to 1997 Mr. Garcia held executive positions with CEMEX, a world leader in the construction materials industry. Mr. Garcia is currently the CFO of two publicly-traded mining companies-- Zoro Mining Corp. (OTCBB: ZORM) and Pan American Lithium Corp. (OTCBB: PALTF; TSX-V: PL). Mr. Garcia received his Bachelor of Science –Business Administration—Major in Accounting from the University of Arizona in 1981.

Jodi Henderson is currently the Director of Operations for Kriyah Consultants, LLC an administration company that manages publicly held mining exploration companies. Prior to her September 2007 appointment to Kriyah she managed the administration and marketing for the International Mining & Metals Group of CB Richard Ellis, Inc. After she received her degree in Applied Mathematics from the Indiana State University she gained 10 years of board, administration and finance management experience which included a tenure as a Director for the Tucson Museum of Art from 2002 to 2005. Currently, Ms. Henderson is the Secretary and Treasurer for Zoro Mining Corp. (OTCBB: ZORM) and Secretary of Pacific Copper Corp. (OTCBB: PPFP) and Pan American Lithium Corp. (OTCBB: PALTF; TSX-V: PL).

In addition to the consulting agreement, our company entered into a payroll services agreement with Kriyah, whereby Kriyah agrees to administer the payroll health insurance benefits to be provided by our company to Mr. Brodkey as contemplated in the employment agreement with Mr. Brodkey. Such payroll services include administering payroll deductions, unemployment compensation, social security taxes and workers compensation and any other withholdings or payroll related payments required under applicable law.

Consulting Agreement -  Sage Associates, Inc.

Effective June 30, 2011, we entered into a consulting agreement with Sage Associates, Inc. whereby Sage through its owner, Dr. David Hackman, will serve as our company’s Vice President, Exploration, and will provide and perform for the benefit of our company certain geological advisory services as may be requested by our company. Under the agreement, Sage receives monthly compensation at a gross rate of $6,000.  In addition to any fees that may be payable to Sage under the agreement, we agreed to promptly reimburse Sage within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services under the agreement, which are approved by our company. The term of the agreement is expected to continue through the end of the 2011 calendar year and shall automatically renew from year to year unless terminated.  If our company exercises its right to terminate the agreement, we shall only be obligated to pay Sage for the fees actually earned by Sage in performing the services up to the time that such right of termination is exercised and effective.

Dr. David Hackman is a geologist and a registered professional engineer with over 35 years international experience specializing in the evaluation of leachable and other metal deposits. Dr. Hackman has worked as a geologist for Mobil Oil Company and ALCOA. From 1990 to 1995, Dr. Hackman was the president, of Liximin, Inc., a mineral exploration and mine development company based in Tucson, Arizona. From 1996 to 2000, Dr. Hackman was an officer and director of Silver Eagle Resources Ltd. Currently, Dr. Hackman is the V.P of Exploration and a Director of  Zoro Mining Corp. (OTCBB: ZORM) and Pacific Copper Corp. (OTCBB: PPFP), and is also the V.P. of Exploration for Pan American Lithium Corp. (OTCBB: PALTF; TSX-V: PL).

Consulting Agreement - J2 Mining Ventures Ltd.

Effective June 30, 2011, we entered into a consulting agreement with J2 Mining Ventures Ltd. whereby J2 Mining will provide and perform for the benefit of our company certain geological, engineering, marketing and project management services as may be requested by our company. Under the agreement, J2 Mining receives monthly compensation at a gross rate of $8,000.  In addition to any fees that may be payable to J2 Mining under the agreement, we agreed to promptly reimburse J2 Mining within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services under the agreement, which are approved by our company. The term of the agreement is expected to continue through the end of the 2011 calendar year and shall automatically renew from year to year unless terminated.  If our company exercises its right to terminate the agreement, we shall only be obligated to pay J2 Mining for the fees actually earned by J2 Mining in performing the services up to the time that such right of termination is exercised and effective.

The Assignment Agreement is attached as exhibit 10.1, the Andrew Brodkey Employment Agreement is attached as exhibit 10.2 and the Consulting Agreements with Kriyah, Sage and J2 Mining are attached as exhibit 10.3, 10.4 and 10.5 this current report on Form 8-K and are hereby incorporated by reference.

Item 2.01 - Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this item and is hereby incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Business

Overview

We were incorporated in the State of Nevada on June 5, 2007. Our plan after our inception on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools and allows them to create and burn their own interactive digital yearbooks on CD/DVD.

Effective June 15, 2011, we completed a merger with our subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.”

Also effective June 15, 2011, we effected a 37 to one forward stock split of our authorized and issued and outstanding common and preferred stock.  As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001 of which 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, we issued 2,100,000 common shares pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000.

Effective June 30, 2011 and in connection with the closing of the Acquisition Agreement, Ohad David, Ruth Navon and Service Merchant Corp., as vendors, entered into an affiliate stock purchase agreement, whereby, among other things, the vendors surrendered 142,950,000 shares of common stock of our company for cancellation, decreasing the number of shares of common stock outstanding to the current number of 49,737,000.  As at the date of this 8-K, the transfer and cancellation was still in process.

We are a development stage company. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has our company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. Neither we nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Wyoming Iron Complex Project, Albany County, Wyoming

Effective June 30, 2011 and in connection with the entry into an agreement (the “Acquisition Agreement”) with J2 Mining Ventures Ltd. (“J2 Mining”) dated June 13, 2011 and attached as Exhibit 10.1 to our Current Report on Form 8-K filed June 16, 2011, we completed the acquisition of a 100% right, title and interest in and to a properties (Strong Creek and Iron Mountain) option agreement (the “Option Agreement”) from J2 Mining with respect to an iron ore mineral property located in Albany County, Wyoming and entered into an assignment of mineral property option agreement with J2 Mining and Wyomex LLC (the “Assignment Agreement”), whereby our company was assigned the 100% right, title and interest in and the Option Agreement from J2 Mining;

The Option Agreement assigned to us from J2 Mining on June 30, 2011, pursuant to the Assignment Agreement, was entered into on May 26, 2011 between J2 Mining and Wyomex LLC, pursuant to which Wyomex LLC, as optionor, granted to J2 Mining, as optionee, an exclusive right and option to acquire 100% undivided legal and beneficial interests in and to certain unpatented lode mining claims, fee lands, leased lands, and other interests in real property situated in Albany County, Wyoming (the “Wyoming Iron Complex”). Pursuant to the Assignment Agreement, J2 Mining agreed to assign all its rights and interests in the property and the Option Agreement, and transfer all of its obligations under the Option Agreement, to our company, and our company accepted and agreed to be bound by the terms of the Option Agreement.

The term of the option commenced on May 26, 2011 and initially extended until July 27, 2011 and may be extended for a maximum of six (6) successive one-month periods, at the sole election of our company, through notice to Wyomex LLC and tender of $5,000 from our company to Wyomex LLC for each of the first three (3) additional months and $15,000 for each additional month for months four (4) through six (6) as may be desired by us. The first payment of $5,000 has been made.

Subject to the terms and conditions of a definitive agreement to be executed by both our company and Wyomex LLC and prior to the date of termination of the sixth and final extension, our company may elect to exercise the option at any time during the option term by giving Wyomex LLC written notice of such election. Upon receipt of such notice, the parties shall execute an asset purchase agreement, which assets will include the unpatented mining claims, fee lands, mineral leases, any geological reports, data, laboratory information related thereto, buildings, mining equipment located within the property, water rights, accesses and rights-of-way, and generally all rights and appurtenances which are directly connected with the mining and business activities of Wyomex LLC related to the property, all of which shall be delivered free and clear of all liens or other encumbrances.

We may exercise the option by paying a total purchase price of $7,000,000, which shall consist of the following components:

(j)	payment at closing of $85,000 as an initial payment;

(k)	any monies or consideration previously paid by J2 Mining to Wyomex LLC;

(l)
commencing six (6) months from the date of closing and after receipt of the initial payment, and every six (6) months thereafter, we shall pay Wyomex LLC, as advance minimum royalty, $62,500, as adjusted under the Option Agreement, until the commencement of commercial production from the property;

(m)
at the commencement of commercial production from the property, the semi-annual advance minimum royalty shall convert to a 4.5% gross metal value royalty on iron ore and/or other mineral materials produced and sold from the property and, except for events of force majeure, in no event shall the production royalty paid to Wyomex LLC be less than $150,000 in any given calendar year;

“commencement of commercial production” as used in the Option Agreement is defined as the first quarter of production in which 4.5% of the metal values or gross proceeds from the sales of mineral materials derived from the property exceed the amount of the minimum advance royalty. Thereafter, the semi-annual royalty payments shall be the larger of the amount of minimum advance royalty or 4.5% of gross metal value or gross proceeds from sales of all mineral materials derived from the property.

Subsequent to the payment to and receipt by Wyomex LLC of the foregoing $7,000,000, the production royalty shall be reduced, and our company shall remit to  Wyomex LLC a gross metal value royalty of 1.5% for all iron product and/or other mineral materials minded and sold from the property.

Our Current Business

With the entry into the Assignment Agreement with respect to the Wyoming Iron Complex, we abandoned our efforts as an interactive software developer, and we are focusing our efforts in the mineral exploration. Our business plan is to proceed with the exploration of the Wyoming Iron Complex consisting of mineral leases on 320 acres and 23 unpatented mining claims aggregating approximately 463 acres located in the county of Albany, Wyoming, USA. The proposed work program for the first year is as follows:

The initial phase is expected to take up to three months and entail an expenditure of approximately $75,000. We anticipate that the specific work to be undertaken will include:

•	Compilation of all existing geological data into one comprehensive data base for each of the Strong Creek and Iron Mountain Deposits

•	Completion of the equivalent of a NI 43-101Technical Report for the Wyoming Complex as a whole.

•	Development of an additional work program for the properties.

The second phase is expected to take a further three to four months and entail an overall expenditure of approximately $100,000. We anticipate that the specific work to be undertaken will include Confirmation Drilling of existing drill targets to validate historic data (2000 feet).

The third phase will be contingent on the results of the phases 1 & 2 and would likely involve expansion and Infill Drilling to expand the resource on the Strong Creek deposit (8000 feet) to upgrade and enhance the quality the resource data base, Bulk testing of Iron Mountain Ores to confirm the validity of the Krupp Renn Process, Bench scale tests on the Strong Creek ores to validate the Hazen /USBM results, and the initiation of  a prefeasibility study based on historic and current data. This work program is expected to take six to eight months and entail an aggregate expenditure of approximately $2,300,000.

Mineral property exploration is typically conducted in phases. We have not yet commenced the initial phase of exploration on our Wyoming Iron Complex. Once we complete each phase of exploration, we will make a decision as to whether or not and how we proceed with each successive phase based upon the analysis of the results of that program.

Our plan of operation is to carry out exploration work on our Wyoming Complex in order to ascertain whether it possesses commercially exploitable quantities of iron ore and other metals. We intend to primarily explore for iron ore but if we discover that our mineral property holds potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

We have generated minimal revenues and have incurred losses since inception. Furthermore, we have been issued a going concern opinion by our auditors and rely upon the sale of our securities as well as borrowings to fund operations. Accordingly, we will be dependent on future additional financing in order to seek other business opportunities in the mining industry or new business opportunities. We are considered an exploration stage company as we are involved in the examination and investigation of the mineral property that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on our property, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We also compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We also compete with other mineral resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees and Key Consultants

To become competitive in the mineral exploration market, our company entered into an employment agreement with Andrew Brodkey and appointed employees and key consultants as described under  Item 1.01 of this Current Report.

Intellectual Property

We do not own, either legally or beneficially, any patents or trademarks.

Risk Factors

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Associated with Mining

All of our mineral properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

We have not established that our mineral properties contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any ‘reserve’ and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

There can be no assurance that we can comply with all material laws and regulations that apply to our activities. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Exploration development and exploitation activities are subject to comprehensive regulation and permitting which may cause substantial delays or require capital outlays in excess of those anticipated causing a material adverse effect on us.

Exploration, development and exploitation activities are subject to federal, provincial, state and local laws, regulations and policies, including laws regulating permitting and the removal of natural resources from the ground and the discharge of materials into the environment. Exploration, development and exploitation activities are also subject to federal, provincial, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment and other operational activities.

Environmental and other legal standards imposed by federal, provincial, state or local authorities may be changed and any such changes may prevent us from conducting planned activities or may increase our costs of doing so, which could have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing a material adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which could materially alter and negatively affect our ability to carry on our business.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource properties or from the extraction and sale of iron ore. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will be successful in acquiring mineral claims. If we cannot acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Our competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than us. As a result of this competition, we may have to compete for financing and may be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies for the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

If our costs of exploration are greater than anticipated, then we may not be able to complete the exploration program for our Wyoming Iron Complex without additional financing, of which there is no assurance that we would be able to obtain.

We are proceeding with the initial stages of exploration on our Wyoming Iron Complex. Our exploration program outlines a budget for completion of the program. However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the exploration season, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program. Increases in exploration costs could result in our not being able to carry out our exploration program without additional financing. There is no assurance that we would be able to obtain additional financing in this event.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We have not commenced the initial stage of exploration of our mineral property, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of iron ore or other valuable minerals on our Wyoming Iron Complex. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of iron ore or other valuable minerals in our mineral property. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. In the course of carrying out exploration of our Wyoming Iron Complex, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in this offering.

Because access to our mineral property is often restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to the mineral property may be restricted during the period between October and April of each year because the period between these months can typically feature heavy snow cover which makes it difficult if not impossible to carry out exploration and other activities at the Wyoming Iron Complex.  We can attempt to visit, test or explore our mineral property only when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as in mining and production in the event that commercial amounts of minerals are found. Such delays can cause our business to fail.

Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Our President and CEO will devote approximately 25% of his working time on providing management services to us. If the demands on our executive officer from his other obligations increase, he may no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Risks Related to Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

We have been in the business of exploring mineral resource properties only since June 2011 and we have not yet located or identified any mineral reserves. As a result, we have never had any revenues from our mining operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any significant operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any significant revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. At March 31, 2011, we had working capital deficit of $17,631. We incurred a net loss of $66 for the three months ended March 31, $9,485 for the year ended December 31, 2010, and $75,581 since inception. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require significant additional funds in order to place the Wyoming Iron Complex into commercial production. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated May 18, 2011, to comment about our company’s ability to continue as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that our company will continue to operate indefinitely and not go out of business and liquidate its assets. These conditions raise substantial doubt about our company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence. We continue to experience net operating losses.

Risks Associated with Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 3,700,000,000 shares of common stock with a par value of $0.0001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Although our common stock is currently quoted on the OTC Bulletin Board, our common stock has not traded. Even when an active market is established, trading through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We do not intend to pay cash dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. Because we do not intend to declare cash dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Trading of our stock is restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.\

Risks Relating to the Early Stage of our Company and Ability to Raise Capital

We are at a very early stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and prospective operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which are beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have no operating history and our business plan is unproven and may not be successful.

We have no commercial operations. None of our projects have proven or provable reserves, are built, or are in production. We have not licensed or sold any mineral products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We expect to suffer continued operating losses and we may not be able to achieve profitability.

We expect to continue to incur significant discovery and development expenses in the foreseeable future related to exploration and the completion of feasibility, development and commercialization of our projects. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund exploration and development of our properties. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock, the market price for commodities, and the development or prospects for development of competitive technology or competitive projects by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase our common shares or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2011-2012 and have, as of June 30, 2011, closed a private placement financing in the gross amount of $1,050,000, but we do not have any firm commitments for funding beyond this recent placement. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities. If we are successful raising additional capital through the issuance of additional equity, our investor’s interests will be diluted.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to explore and develop our properties. Achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by issuing shares covered and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place additional strains on our managerial, operational and financial resources and could adversely affect our business and prospective operating results.

Our anticipated growth is expected to continue to place a strain on our managerial, operational and financial resources. Further, as we acquire interests in more properties or subsidiaries and other entities, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and prospective operations and the value of an investment in our company.

Description of Properties

Principal Office

As of the date of this report, our executive offices consist of 800 square feet are located at 3040 North Campbell Ave, Suite 110 Tucson, Arizona 85719. The office lease costs $2,100 per month, which, along with utilities and related expenses, is allocated proportionally among our company and several other junior mining companies which are administered by Kriyah Consultants LLC out of the same location. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Mineral Properties

As of the date of this report on Form 8-K, we have the option to acquire 100% interest in the Wyoming Iron Complex properties pursuant to the terms of the Option Agreement assigned to our company on June 30, 2011 by J2 Mining Ventures Ltd. The mineral concessions and rights that form the Wyoming Iron Complex property consist of 23 unpatented US mining  claims (Strong Creek Claims) located under the Mining Law of 1872, comprising approximately 463 acres, and 2 mineral leases (Iron Mountain Leases) totalling approximately 320 acres. The claims were staked by Wyomex LLC, a duly incorporated limited liability company under the laws of Wyoming., and  are registered with the Office of the Registrar Albany County, Wyoming and with the US Bureau of Land Management located in Cheyenne Wyoming and registered in the name of Wyomex LLC in accordance with the requirements of the Mining Law of 1872.  Costs of maintaining the claims in 2010 were $140 per claim payable annually by August 31st.  Wyomex is also the lessee under the two aforementioned mineral leases.

Technical Reports

We intend to commission a comprehensive technical report on the Wyoming Iron Complex property which will conform substantially to  the requirements of National Instrument 43-101 Standards of Disclosure for Mineral Projects, adopted by the Canadian Securities Administrators (“NI 43-101”).  All Reports completed prior to January 2002 are considered to be “historic in nature” and are not compliant with NI 43-101 or SEC Guide 7,  and therefore can not be relied upon.  In August 2005, a due diligence program was undertaken by Radar Acquisitions Corp. in which 10 rotary air blast drill holes were completed  on a selected area that exhibited higher grade titanium grades.  A technical report compliant with NI 43-101 was produced for  this area but its content is not considered to be applicable to the planned work program.

Description of Property, Location, Means and Access

The Wyoming Iron Complex  is located approximately 30 miles  north-northeast of the city Laramie in southeastern Wyoming, (See Figure 1 below).  The Strong Creek Claims are located in the central portion of the Laramie Anorthosite Complex (LAC), approximately a one hour drive north from Laramie, along Hwy 287 to 34 and then secondary roads from the Greaser Ranch.  The Iron Mountain Leases are located approximately 2 miles to the east of Strong Creek and are accessible by secondary roads.  The Wyoming Iron Complex also lies 15 miles to the east of the main rail line of the Union Pacific. Power and water are available at the property.

The closest major town to the Wyoming Iron Complex  is Laramie, Wyoming, a city  of approximately 25,000 people. It has an elevation of 7,200 feet, resulting in a varied, but semi-arid climate.  Laramie is located along the I-40 corridor and is on the main rail line of the Union Pacific. Laramie is a full-service city which hosts all amenities, and is the home of the University of Wyoming.

Figure 1 Wyoming Iron Complex

Climate, Local Resources, Infrastructure and Physiography

Albany County, population 27,204 (US Census Bureau, 2003), is located in the high plains region of south-eastern Wyoming. Most of the county is located in a cool and arid basin (<12 inches of precipitation annually) containing the Laramie River watershed, a major tributary to the North Platte River system. The county is flanked on the west by the Medicine Bow Mountains and on the east by the Laramie Range.

Due to its elevation, Wyoming has a relatively cool climate. Above the 6,000 foot level, the temperature rarely exceeds 100 F. Summer nights are usually cool, though daytime readings may be quite high. Away from the mountains, low July temperatures range from 50 to 60 F. A typical winter would see freezing temperatures from December through March with most accumulation of snow occurring in March.

History of Exploration

Since the earliest geological investigations of the area by Stansbury in 1851, and Hayden in 1871, Fe-Ti oxide deposits have been known in Albany County. There have been numerous economic evaluations of these deposits by Ball, 1907; Singewald, 1913; Frey, 1946 and Hild, 1953.

From the completion of the railway until 1975 the property was owned by Union Pacific Resources (“UPR”) a wholly owned subsidiary of Union Pacific. From the mid 1950’s through 1972 the properties were drilled and evaluated which produced a resource estimate (non-compliant with SEC Guide 7 or Canadian NI 43-101) for contained iron, titanium dioxide and vanadium.

UPR conducted a comprehensive drilling program on the properties consisting of 117 drill holes and which included bulk sample and a 50,000 ton pilot plant test based on the Krupp Renn process.  This was part of a feasibility study produced in 1968 later revisited in 1972 which concluded that Iron recovery can be achieved using the Iron Mountain ores and that the Strong Creek Concentrates may be more amenable to this process.  The iron material produced from this test is referred to as Luppen – a 98.5% (an) iron product, considered to be a superior feed stock for electric arc furnaces as it contains none of the contaminants found in scrap or Pig Iron.  This test also confirmed that a portion of the Vanadium could be recovered as Vanadium Pentoxide.

In 1995, the State of Wyoming drilled 27 large bore rotary drill holes on the String Creek Property to obtain a bulk sample for testing by the laboratories US Bureau of Mines of Salt Lake City,  Utah and by Hazen Research Inc. of Golden, Colorado.  These tests demonstrated that the ore can be concentrated using a coarsely ground product (-20 + 40 mesh), followed by spiral concentration, magnetic separation, and electrostatic concentration to produce two distinct concentrates of Titanium Dioxide containing 50-54% (TiO2) and Magnetite – Vanadium containing more than 65% Iron.

To date, our activities have been limited to organizational matters, obtaining a geology report on the Strong Creek claims and planning our exploration program on the Strong Creek claims and Iron Mountain leases.

Geological Setting and Mineralization

The Laramie Anorthosite Complex (LAC), hosting the Strong Creek Fe-Ti deposits, is a 1.4 Billion year old intrusion that was emplaced into the Cheyenne suture between the Archean Wyoming Province and Early Proterozoic island-arc assemblages of the south-western United States. The LAC is comprised of older, layered anorthositic and gabbroic rocks and younger syenitic to monzonitic rocks.

The oxide-bearing gabbro-noritic and anothorositic rocks at Strong Creek host layered, late stage cumulate horizons of disseminated oxide mineralization. These rocks are unaltered and only show weak alteration along late fractures. A north-south, doubly plunging antiform produces local geology that has a core complex of anorthosite grading into progressively more differentiated leuco-gabbro-norite and syenite outer rims.

The economic model proposed for the Wyoming Iron Complex is an example of a Magmatic TiFe-V Oxide Deposit, which is described in “Magmatic Ti-Fe±V Oxide Deposits, in Geological Fieldwork 1997, British Columbia Ministry of Employment and Investment” by Gross, G.A., Gower, C.F., and Lefebure, D. V., as follows:

Geologic Setting: Deposits occur in intrusive complexes which typically are emplaced at deeper levels in the crust. Progressive differentiation of liquids residual from anorthosite-nodte magmas leads to late stage intrusions enriched in Fe and Ti oxides and apatite. Some of the iron-titanium deposits occur at continental margins related to island arc magmatism, followed by an episode of orogenic compression.

Age of Mineralization: Mainly Mid proterozoic (1.65 to 0.90 Bn Years old) for the ilmenite deposits, but this may be a consequence of a particular combination of tectonic circumstances, rather than any a prior temporal control. The Fe-Ti deposits with titaniferous magnetite do not appear to be restricted in time.

Host/Associated Rocks: Hosted by massive, layered or zoned intrusive complexes - anorthosite, norite, gabbro, diorite, diabase, quartz monzonite and hornblende pyroxenite. The anorthosites are commonly emplaced in granitoid gneiss, granulite, schist, amphibolite and quartzite. Some deposits associated with lower grade rocks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements for the year ended December 31, 2010 available in our annual report on Form 10-K filed with the Securities and Exchange Commission on May 18, 2011 and our unaudited financial statements for the three month periods ended March 31, 2011 and 2010 available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 23, 2011 and related notes thereto included in such filings. This discussion contains forward-looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this report titled “Cautionary Statement Concerning Forward-Looking Information” and “Risk Factors”.

Overview

We are a mineral exploration company. Our plan of operation is to carry out exploration work on our Wyoming Iron Complex in order to ascertain whether it possesses commercially exploitable quantities of iron ore and other metals. We intend to primarily explore for iron ore but if we discover that our mineral property hold potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

According to our plan of operation, we estimate our cash needs for the next 12 months to be as follows:

Estimated Funding Required During the Next 12 Months
Expenses	Amount
Mineral exploration expenses for Wyoming Complex	$2,390,000
Amounts payable under acquisition agreement for Wyoming Iron Complex	$210,000
Professional fees	$60,000
General and administrative expenses	$720,000
Total	$3,380,000

We have no ongoing revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.  Accordingly, we will be dependent on future additional financing in order to fund our anticipated cash needs, and to seek other business opportunities in the mining industry or new business opportunities. There are no assurances that we will be able to complete such future additional financings or seek other business opportunities.

We are considered an exploration stage company as we are involved in the examination and investigation of the mineral property that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on our property, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Results of Operations

We were incorporated in the State of Nevada on June 5, 2007. Our plan after our inception on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools and allows them to create and burn their own interactive digital yearbooks on CD/DVD.

On June 13, 2011, we entered into a mineral property option acquisition agreement (“Acquisition Agreement”) with J2 Mining Ventures Ltd. pursuant to which J2 Mining agreed to transfer, sell and assign all (100%) of its right, title and interest in and to a iron ore mineral property option agreement (the “Option Agreement”) regarding property located in Albany County, Wyoming.

On June 30, 2011, we closed the Acquisition Agreement and entered into an assignment agreement (the “Assignment Agreement”) with J2 Mining and the owner of the property, Wyomex LLC, transferring J2 Mining’s interest in the Option Agreement to our company.

From Inception on June 5, 2007, through December 31, 2010

Our cash in the bank at December 31, 2010 was $Nil. For the period from inception (June 5, 2007) to December 31, 2010 we had no operating revenues and incurred net operating losses of $75,519 consisting of general and administrative expenses and professional fees incurred in connection with the day-to-day operation of our business and filing of our periodic reports.

As a result of our minimal amount of revenues and ongoing expenditures in pursuit of our business, we incurred net losses since our inception. For the year ended December 31, 2010, our net loss was $9,485. Since our inception to December 31, 2010, our accumulated deficit was $75,519.

For the three months ended March 31, 2011 compared to the three months ended March 31, 2010

Our net loss and comprehensive loss for our interim period ended March 31, 2011 and 2010 and the changes between those periods for the respective items are summarized as follows:

	Three Months	Three Months
	Ended	Ended
	March 31	March 31,
	2011	2010
	(unaudited)	(unaudited)
	$	$
General and administrative expenses	Nil	583
Professional fees	62	210
Net loss for the period	62	793

Our cash in the bank at March 31, 2011 was $Nil. We had no operating revenues and incurred net operating losses of $62 consisting of general and administrative expenses and professional fees incurred in connection with the day-to-day operation of our business and filing of our periodic reports. Going forward, we expect to incur additional software development fees and other costs of start-up operations. The specific levels of such expenses are unpredictable and may exceed our current capital resources.

As a result of our minimal amount of revenues and ongoing expenditures in pursuit of our business, we incurred net losses since our inception. For the interim period ended March 31, 2011, our net loss was $62. Since our inception to March 31, 2011, our accumulated deficit was $75,519. We expect to incur ongoing losses for the next 12 months of operations unless we are able to successfully launch and receive revenues from our proposed digital yearbook software.

Liquidity and Capital Resources

Working Capital
	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
Current Assets	$0	$0
Current Liabilities	17,631	17,569
Working Capital Deficiency	$(17,631)	$(17,569)

Cash Flows
Three Months Ended
	March 31		March 31
	2011		2010
Cash flows from (used in) operating activities	$	Nil	$	Nil
Cash flows provided by (used in) investing activities		Nil	$	Nil
Cash flows provided by (used in) financing activities		Nil	$	Nil
Net increase (decrease) in cash during period	$	Nil	$	Nil

Operating Activities

Net cash used in operating activities was $Nil for our three month period ended March 31, 2011 compared with cash used in operating activities of $Nil in the same period in 2010.

Investing Activities

Net cash used in investing activities was $Nil for our three month period ended March 31, 2011 compared with net cash provided by investing activities of $Nil in the same period in 2010.

Financing Activities

Net cash from financing activities was $Nil for our three month period ended March 31, 2011 compared with $Nil in the same period in 2010.

Going Concern

We expect to have negative cash flows for the fiscal year 2011, as we have a limited ability to realize cash flows from sales. Since our inception, we have raised capital through sales of our common stock. In June 2007, we sold a total of 4,000,000 shares of common stock to two ex-officers and ex-directors for cash of $400. In August 2007, we raised $40,050 in a private placement of our common stock, whereby we sold 801,000 shares of common stock at a price per share of $0.05. In March 21, 2008, we issued 350,000 shares of its common stock to cure an account payable in lieu of cash in the aggregate of $17,500. Our cash on hand as of March 31, 2011 in the amount of $Nil was not sufficient to sustain our expected operations for the next approximately 12 months. On June 20, 2011 we entered into subscription agreements with three investors and issued 2,100,000 units of our securities at a purchase price of US $0.50 per unit for gross proceeds of US $1,050,000. However, we believe that in order to continue as a going concern, we need to raise additional capital by issuing equity or debt securities in exchange for cash. There are no agreements or commitments for these funds and there can be no assurance that we will be able to secure any such funds to stay in business. On their report dated May 18, 2011, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current director and our named executive officers (as defined in the “Executive Compensation” section below) and our current executive officers and by our current directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Common Stock	Andrew Brodkey, President, CEO and Director	6,000,000	Direct	12.06%
Common Stock	Frank Garcia, CFO	1,000,000	Direct	2.01%
Common Stock	David Hackman, VP Exploration	800,000	Direct	1.61%
Common Stock	Ronald Richman, Director(3)	800,000	Direct	1.61%

1
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

2	Based on 49,737,000 shares of common stock issued and outstanding as of June 30, 2011.

3
Upon the completion of the Acquisition Agreement, Ed Mulhern, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, (or the “Information Statement”), to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act. On June 30, 2011, our board of directors, among other things, appointed Dr. Ronald J. Richman to fill the vacancy created by such resignation and increase in the size of the board. The appointment of Dr. Richman will become effective upon the effectiveness of the resignation of Ed Mulhern on the tenth day following the mailing by us of the Information Statement to our stockholders.

Changes in Control

Except as disclosed in this Current Report under Item 5.01  Changes in Control of Registrant beginning on page 33, we are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Directors and Executive Officers

The following individual serves as director and executive officers of our company.
Name	Position Held with Our Company	Age	Date First Elected or Appointed
Andrew Brodkey	President, CEO and Director	55	June 30, 2011
Frank Garcia	CFO	53	June 30, 2011
Dr. David Hackman	V.P. Exploration	69	June 30, 2011
Ed Mulhern(1)	Director	52	April 6, 2011
Dr. Ronald Richman(1)	Director	70	N/A

1
Upon the completion of the Acquisition Agreement, Ed Mulhern, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, (or the “Information Statement”), to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act. On June 30, 2011, our board of directors, among other things, appointed Dr. Ronald J. Richman to fill the vacancy created by such resignation. The appointment of Dr. Richman will become effective upon the effectiveness of the resignation of Ed Mulhern on the tenth day following the mailing by us of the Information Statement to our stockholders.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Andrew Brodkey, President Chief Executive Officer and Director

Andrew Brodkey is a mining engineer and a lawyer. He graduated with distinction with a B.S. in Mining Engineering from the University of Arizona in 1979. Mr. Brodkey earned a law degree, cum laude, from Creighton University in 1982. He worked at the Denver, Colorado law firm of Gorsuch, Kirgis, Campbell, Walker and Grover as an associate specializing in natural resources and environmental law from 1982 until 1987. Subsequently, Mr. Brodkey joined Magma Copper Company, a NYSE-traded mining company in 1987, where he held various positions, eventually succeeding to the role of Vice President and General Counsel in 1992. Following Magma’s acquisition by BHP in 1996, he remained in a senior legal position with BHP Copper Inc., and in 2000 moved to the position of Vice President, Business Development for BHP Copper. Following his departure from BHP in 2002, Mr. Brodkey held the position of Managing Director of the International Mining & Metals Group of CB Richard Ellis, Inc (“CBRE”), where he was responsible for creating and building the mining property practice of CBRE. Currently, Mr. Brodkey is the President, CEO and Director of Pacific Copper Corp, President, CEO and Director of Pan American Lithium Corp. and President and Director of Zoro Mining Corp. His is also the Manager of Kriyah Consultants LLC, which has a contractual relationship with our company.

We believe Mr. Brodkey is qualified to serve as an officer and director because he brings significant mineral industry background as well as business and public company experience to our company.

Frank Garcia, CFO

Frank Garcia from 2007 to the present has worked as Accounting Manager for Kriyah Consultants LLC providing accounting services for mining exploration companies. From 1997 to 2006, Mr. Garcia was employed in senior management positions by Misys PLC, a global software and solutions company serving customers in international banking and securities, international healthcare, and UK retail financial services. Prior to 1997 Mr. Garcia held executive positions with CEMEX, a world leader in the construction materials industry. Mr. Garcia is currently the CFO of two publicly-traded mining companies-- Zoro Mining Corp. (OTCBB: ZORM) and Pan American Lithium Corp. (OTCBB: PALTF; TSX-V: PL). Mr. Garcia received his Bachelor of Science –Business Administration—Major in Accounting from the University of Arizona in 1981.

We believe Mr. Garcia is qualified to serve as an officer because he brings significant mineral industry background as well as business and public company experience to our company.

Dr. David Hackman, V.P. Exploration

Dr. Hackman is a geologist and a registered professional engineer with over 35 years international experience specializing in the evaluation of leachable and other metal deposits. He has worked as a geologist for Mobil Oil Company and ALCOA. From 1990 to 1995, he was the president, of Liximin, Inc., a mineral exploration and mine development company based in Tucson, Arizona. From 1996 to 2000, he was an officer and director of Silver Eagle Resources Ltd. Currently, Dr. Hackman is the V.P of Exploration and a Director of  Zoro Mining Corp. and Pacific Copper Corp., and is also the V.P. of Exploration for Pan American Lithium Corp.

We believe Dr. Hackman is qualified to serve as an officer because he brings significant mineral industry background as well as business and public company experience to our company.

Dr. Ronald Richman, Director

Dr. Ronald J. Richman from 2008 to the present was a co-director at Arid Lands Bioenergy Institute at the University of Arizona responsible for developing industrial liaison program, and reviewing programs for potential commercialization responsible for developing industrial liaison program, and reviewing programs for potential commercialization. Dr.  Richman was appointed as a Director and to the Audit Committee of Pan American Lithium Corp. in 2010. From 2003 to the present, Dr. Richman was Director and Chief Executive Officer of Innovative Technology Development Center in Tucson, AZ a not-for-profit organization promoting sustainable economic development across Southern Arizona with focus on renewable resources. Prior to this, Dr. Richman held senior executive positions with IBM where he worked for 35 years. Dr. Richman received a Bachelor of Science Degree in Chemistry from New York University, a Master of Science in Chemistry at the University of Colorado, a Doctor of Philosophy in Chemistry from the University of Colorado, the Wharton Executive Program, Wharton School, Senior Management Development at Sands Point IBM.

We believe Dr. Richman is qualified to serve as a director because he brings significant business and public company experience to our company.

Term of Office

Directors of our company hold office until the annual meeting of the stockholders next succeeding his or her election, or until his or her prior death, resignation or removal. Executive officers of our company hold office until the annual meeting of our board of directors next succeeding his or her election, and until his or her succession has been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

During the past ten years, our directors and executive officers have not been involved in any of the following events:

•	a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•
being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business;

•
being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

•
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last two completed fiscal years.
SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	NonEquity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Arunkumar Rajapandy President, CEO, CFO and Director1	2009 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Ed Mulhern President, CEO, CFO, Secretary, Treasurer and Director2	2009 2010	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	On March 14, 2011, Arunkumar Rajapandy resigned as our president, chief executive officer and director;
(2)
On April 6, 2011, we appointed Ed Mulhern to act as our president, chief executive officer, chief financial officer, secretary, treasurer and director. We have agreed to pay Ed Mulhern the sum of $50,000 upon his resignation from our company for his time and effort spent. It is expected his resignation will be effective mid July, 2011.

Employment or Consulting Arrangements

Effective June 30, 2011, we entered into an employment agreement with Andrew A. Brodkey to serve as President and Chief Executive Officer of our company for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Mr. Brodkey’s duties shall include the duties and responsibilities for our company’s corporate and administration offices and positions as set forth in our company’s and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Mr. Brodkey. Under the agreement, Mr. Brodkey receives monthly remuneration at a gross rate of $15,000 with such increases as our board of directors may approve. To the extent that benefit plans are implemented and made available to officers or employees of our company, Mr. Brodkey shall participate in employee incentive, bonus, pension, profit sharing, deferred compensation, stock appreciation or stock purchase, health, welfare and disability plans, or other benefit plans or other programs of our company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate.  Our company may terminate Mr. Brodkey’s employment prior to the end of his employment period by giving the Mr. Brodkey 60 days’ advance notice in writing.  If we terminate Mr. Brodkey’s employment prior to the end of his employment period for any reason other than cause or disability or if Mr. Brodkey terminates his employment for good reason, Mr. Brodkey shall be entitled to one (1) month’s severance pay for each one month of service up to a maximum of two (2) year’s wages, and we shall maintain all employee benefit plans and programs for the number of years remaining in the term of his employment in which he was entitled to immediately prior to the date of termination. If Mr. Brodkey, however, terminates his employment prior to the end of the employment period other than for good reason, Mr. Brodkey shall not be entitled to any severance and our company shall have no further liability to Mr. Brodkey. The employment agreement also contains a 12-month non-competition clause related to the iron ore exploration mining business and is construed and interpreted in accordance with the laws of the State of Arizona. He is also permitted under the terms of the employment agreement to pursue other business interests not in conflict with our company, including serving as CEO and a Director of the 3 other public companies identified in the following paragraph.

Effective June 30, 2011, we entered into consulting agreements with Kriyah Consultants LLC, a company managed by Andrew Brodkey, whereby Kriyah will be paid a consulting fee of $2,500 per month to:

(a)	provide office space, office equipment, utilities, phones and furniture;

(b)	employ secretarial, bookkeeping, accounting, recordkeeping, legal compliance and related personnel;

(c)	advise our company regarding financial planning, corporate development, and corporate governance;

(d)	provide instructions and directions to our company’s legal counsel, accountants and auditors; and

(e)	ensure that all accounting records are maintained to meet generally accept accounting principals and quarterly and annual reports are prepared and filed to meet regulatory requirements.

The Kriyah agreement also provides that our company will reimburse Kriyah for its proportionate share of all expenses incurred with respect to the operation of the administration of our company, including but not limited to, our company’s allocable share of Kriyah’s office rent, office equipment, employee and contractor wages and benefits, phones and other office operational costs (such allocable share to be determined according to the number of like clients being serviced by Kriyah at its Tucson location). Also under this agreement, Kriyah will provide the services of Frank Garcia as CFO and Jodi Henderson as Corporate Secretary.

In addition to the consulting agreement, our company entered into a payroll services agreement with Kriyah, whereby Kriyah agrees to administer the payroll health insurance benefits to be provided by our company to Mr. Brodkey as contemplated in the employment agreement with Mr. Brodkey. Such payroll services include administering payroll deductions, unemployment compensation, social security taxes and workers compensation and any other withholdings or payroll related payments required under applicable law.

Effective June 30, 2011, we entered into a consulting agreement with Sage Associates, Inc. whereby Sage through its owner, Dr. David Hackman, will serve as our company’s Vice President, Exploration, and will provide and perform for the benefit of our company certain geological advisory services as may be requested by our company. Under the agreement, Sage receives monthly compensation at a gross rate of $6,000.  In addition to any fees that may be payable to Sage under the agreement, we agreed to promptly reimburse Sage within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services under the agreement, which are approved by our company. The term of the agreement is expected to continue through the end of the 2011 calendar year and shall automatically renew from year to year unless terminated.  If our company exercises its right to terminate the agreement, we shall only be obligated to pay Sage for the fees actually earned by Sage in performing the services up to the time that such right of termination is exercised and effective.

Effective June 30, 2011, we entered into a consulting agreement with J2 Mining Ventures Ltd. whereby J2 Mining will provide and perform for the benefit of our company certain geological, engineering, marketing and project management services as may be requested by our company. Under the agreement, J2 Mining receives monthly compensation at a gross rate of $8,000.  In addition to any fees that may be payable to J2 Mining under the agreement, we agreed to promptly reimburse J2 Mining within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services under the agreement, which are approved by our company. The term of the agreement is expected to continue through the end of the 2011 calendar year and shall automatically renew from year to year unless terminated.  If our company exercises its right to terminate the agreement, we shall only be obligated to pay J2 Mining for the fees actually earned by J2 Mining in performing the services up to the time that such right of termination is exercised and effective.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options or other equity securities at the discretion of our board of directors in the future.

Director Compensation

During the year ended December 31, 2009 and 2010, we had no formal or informal arrangements or agreements to compensate our director for services they provide as directors of our company. On June 30, 2011, in connection with the appointment of Dr. Ronald J. Richman as an Independent Director of our company, we entered into an agreement with Dr. Richman whereby he will receive monthly compensation at a gross rate of $2,000 to serve as a Director of our company.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than the transactions discussed in this current report on form 8-K, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Director Independence

Our board of directors consists of two directors as described in Item 5.02 of this Current Report of Form 8K. Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or employee of our company. Because Mr. Brodkey is also our executive officer, he is not an “independent director” as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). Mr. Mulhern also does not qualify as an independent director. However, Mr. Mulhern will resign as a director shortly and Dr. Richman will be appointed in his place. Dr. Richman will qualify under this rule as an independent director.

Legal Proceedings

We know of no material pending legal proceedings to which our company is a party or of which any of our property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or has a material interest adverse to our company.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Market Information

Our shares of common stock are quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. under the symbol “TFER”. There have been no trades of our shares of common stock made through the facilities of the OTC Bulletin Board during our fiscal years ended December 31, 2010 and 2009 and three month period ended March 31, 2011.

Transfer Agent

Our Transfer Agent is Holladay Stock Transfer, Inc., 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Holders of Our Common Stock

As of June 30, 2011, there were approximately 20 stockholders of record holding 49,737,000 shares of our common stock.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans in place.

Recent Sales of Unregistered Securities

On June 20, 2011 we entered into subscription agreements with two investors and issued 2,100,000 units of our securities at a purchase price of US $0.50 per unit for gross proceeds of US $1,050,000.  Each unit consists of one share of our common stock and one-half of one share purchase warrant.  Each whole share purchase warrant entitles the holder to purchase one share of our common stock at a purchase price of US $0.75 per share for a period of three years.

We issued the units to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Description of Securities

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. According to our bylaws, generally, when a quorum is present or represented at any meeting of stockholders, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, by the holders of shares of our common stock is sufficient to elect members of our board of directors or to decide any question brought before such meeting, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, the presence, in person or by proxy duly authorized, of the holder or holders of not less than 1% of the outstanding shares of our common stock constitutes a quorum for the transaction of business. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Financial Statements And Supplementary Data

Our audited financial statements for the year ended December 31, 2010 are available in our annual report on Form 10-K filed with the Securities and Exchange Commission on May 18, 2011. Our unaudited financial statements for the three month periods ended March 31, 2011 and 2010 are available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 23, 2011.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our principal independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our two most recent fiscal years or any subsequent interim period.

Item 5.01 - Changes in Control of Registrant

Effective June 30, 2011, Ohad David, Ruth Navon and Service Merchant Corp., as vendors, entered into an affiliate stock purchase agreement following purchasers, whereby the vendors sold, assigned, transferred and delivered a total of 18,000,000 restricted shares of our company to the following purchasers:

Name of Purchaser	Number of Shares	Percentage of Shares Held(1)
Andrew A. Brodkey	6,000,000	12.06%
J2 Mining Ventures Ltd.(2)	2,400,000	4.83%
Caddis Holdings Limited(2)	2,400,000	4.83%
D. Diane Hedges(2)	2,400,000	4.83%
Jodi Henderson	1,000,000	2.01%
Frank Garcia	1,000,000	2.01%
Harold Gardner	1,000,000	2.01%
David Hackman	800,000	1.61%
Ronald Richman	800,000	1.61%
Susan Skirvin	200,000	0.40%
TOTAL	18,000,000	36.19%

(1)	Based on 49,737,000 issued and outstanding shares of common stock of our company as of June 30, 2011
(2)
Prior to the closing of the affiliate stock purchase agreement, J2 Mining Ltd. transferred its right to 4,800,000 shares of common stock of our company to two third parties purchasers (2,400,000 each) at a purchase price of US $0.0001 for an aggregate of $480.

Under the stock purchase agreement the vendors sold, assigned, transferred and delivered the restricted shares to the purchasers at a purchase price per share of US $0.0001 for an aggregate of $1,800 paid by way of personal funds. In addition, the vendors surrendered their remaining 142,950,000 restricted shares of common stock of our company for cancellation.

A copy of the stock purchase agreement is attached as exhibit 10.6  to this current report on Form 8-K.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the completion of the Acquisition Agreement, Ed Mulhern, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, (or the “Information Statement”), to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act. In addition, our board of directors on June 30, 2011 increased the size of our board of directors to two directors and appointed Andrew Brodkey and Dr. Ronald J. Richman to fill the vacancy created by such resignation and increase in the size of the board. Andrew Brodkey’s appointment is effective immediately and Dr. Richman will become effective upon the effectiveness of the resignation of Ed Mulhern on the tenth day following the mailing by us of the Information Statement to our stockholders. In addition, our sole executive officer Ed Mulhern was replaced upon the Acquisition Agreement as indicated in more detail above.

Dr. Ronald J. Richman from 2008 to the present was a co-director at Arid Lands Bioenergy Institute at the University of Arizona responsible for developing industrial liaison program, and reviewing programs for potential commercialization responsible for developing industrial liaison program, and reviewing programs for potential commercialization. Dr.  Richman was appointed as a Director and to the Audit Committee of Pan American Lithium Corp. in 2010. From 2003 to the present, Dr. Richman was Director and Chief Executive Officer of Innovative Technology Development Center in Tucson, AZ a not-for-profit organization promoting sustainable economic development across Southern Arizona with focus on renewable resources. Prior to this, Dr. Richman held senior executive positions with IBM where he worked for 35 years. Dr. Richman received a Bachelor of Science Degree in Chemistry from New York University, a Master of Science in Chemistry at the University of Colorado, a Doctor of Philosophy in Chemistry from the University of Colorado, the Wharton Executive Program, Wharton School, Senior Management Development at Sands Point IBM.

For certain biographical and other information regarding the other newly appointed officers and directors, see the disclosure under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this item and is hereby incorporated into this Item 5.02 by reference.

Item 5.06 - Changes in Shell Company Status.

Management has determined that, as of our entry into the Assignment Agreement dated June 30, 2011 with J2 Mining and Wyomex LLC, our company has ceased to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934.  Please refer to Item 1.01 and a section entitled “Business” of this current report on Form 8-K for a description of the option agreement and the business of our company following the entry into the option agreement.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation & By-Laws (Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on October 3, 2007).
3.2	Articles of Incorporation (Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on October 3, 2007).
3.3	Bylaws (Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on October 3, 2007).
3.4	Articles of Merger dated effective June 15, 2011 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 17, 2011)
3.5	Certificate of Change dated effective June 15, 2011 (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 17, 2011)
10.1	Mineral Property Option Acquisition Agreement dated June 13, 2011 with J2 Mining Ventures Ltd. (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 16, 2011).
10.2	Form of subscription agreement (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 24, 2011).
10.3	Form of warrant certificate (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 24, 2011).
*10.1	Assignment of Mineral Property Option Agreement With J2 Mining and Wyomex LLC dated June 30, 2011.
*10.2	Employment Agreement with Andrew Brodkey dated June 30, 2011.
*10.3	Consulting Agreement with Kriyah Consultants, LLC dated June 30, 2011.
*10.4	Consulting Agreement with Sage Associates, Inc. dated June 30, 2011.
*10.5	Consulting Agreement with J2 Mining dated June 30, 2011.
*10.6	Stock Purchase Agreement dated June 28, 2011.
*99.1	News Release

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

Per:	/s/ Andrew Brodkey
Andrew Brodkey
President, CEO and Director
July 7, 2011